UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2012

Cornerstone Therapeutics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, NC		27518
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 678-6611

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2012, the Company held its 2012 Annual Meeting of Stockholders to (i) elect nine members to the Board of Directors to serve as directors until the sooner of the election and qualification of their successors or the next annual meeting of stockholders and (ii) ratify the selection by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. For more information about the foregoing matters, see the Company’s proxy statement filed with the Securities and Exchange Commission, or SEC, on April 23, 2012.

As of March 30, 2012, the record date for the Annual Meeting, there were 26,043,294 shares of common stock issued, outstanding and entitled to vote. At the Annual Meeting, 23,136,761 shares of common stock were represented in person or by proxy, constituting a quorum. The certified results of the matters voted on at the Annual Meeting are set forth below.

Proposal No. 1 — Election of Nine Directors.

Nominee	For	Withheld	Broker Non-Vote
Craig A. Collard	16,453,111	1,608,848	5,074,802
Alessandro Chiesi	16,352,240	1,709,719	5,074,802
Christopher Codeanne	17,901,683	160,276	5,074,802
Michael Enright	17,901,603	160,356	5,074,802
Anton Giorgio Failla	16,352,290	1,709,669	5,074,802
James Harper	17,910,330	151,629	5,074,802
Michael Heffernan	17,910,100	151,859	5,074,802
Robert M. Stephan	16,335,496	1,726,463	5,074,802
Marco Vecchia	16,352,240	1,709,719	5,074,802

All director nominees were duly elected.

Proposal No. 2 — Ratification of the selection by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstain
23,123,745	9,041	3,975

This proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE THERAPEUTICS INC.

Date: May 24, 2012	By:	/s/ Andrew K. W. Powell
Andrew K. W. Powell
Executive Vice President, General Counsel and Secretary